Exhibit 5.2

September 17, 2015

BHP Billiton Finance (USA) Limited,

171 Collins Street,

Melbourne, Victoria 3000,

Australia.

BHP Billiton Limited,

171 Collins Street,

Melbourne, Victoria 3000,

Australia.

BHP Billiton Plc,

Neathouse Place Victoria,

London SW1V 1LH,

United Kingdom.

Dear Sirs,

I am Managing Counsel—Legal to the BHP Billiton Group, a Dual Listed Companies structure comprising BHP Billiton Limited, a corporation organised under the laws of the Commonwealth of Australia (the “Australian Guarantor”), and BHP Billiton Plc, a corporation organised under the laws of England and Wales (the “United Kingdom Guarantor”, and together with the Australian Guarantor, the “Guarantors”). This opinion is being delivered in relation to the registration under the United States Securities Act of 1933, as amended (the “Act”), of debt securities (the “Securities”) of BHP Billiton Finance (USA) Limited, a corporation organised under the laws of the Commonwealth of Australia (the “Company”), on Form F-3 (the “Registration Statement”), and the guarantees in respect thereof (the “Guarantees”) of the Guarantors.

In relation thereto, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion, (1) each of the Company and the Australian Guarantor has been duly incorporated under the laws of the Commonwealth of Australia and is not in liquidation under Australian federal law or the laws of the State of Victoria, (2) the indenture relating to the Securities (the “Indenture”), filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Australian Guarantor and (3) that when:

(a)	the Registration Statement has become effective under the Act;

(b)	the terms of the Securities and, if required under the Indenture, the Guarantees, and the terms of the issuance and sale of the Securities and the Guarantees, have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Australian Guarantor;

(c)	the Securities have been duly executed and authenticated and, if required under the Indenture, the Guarantees of the Australian Guarantor have been duly executed in each case in accordance with the Indenture; and

(d)	the Securities and the Guarantees have been issued and sold as contemplated in the Registration Statement,

the Securities and the Guarantee of the Australian Guarantor, will be validly issued and will constitute valid and legally binding obligations of the Company and the Australian Guarantor, respectively, subject to bankruptcy, insolvency, fraudulent transfer, re-organisation, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the laws of the Commonwealth of Australia and the State of Victoria, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters governed by the Federal laws of the United States and the laws of the State of New York, I have, with your approval, relied upon the opinion dated September 17, 2015 of Sullivan & Cromwell, special U.S. counsel to the Company, the Australian Guarantor and the United Kingdom Guarantor, which is also filed as an exhibit to the Registration Statement. As to certain matters governed by English law, I have, with your approval, relied upon the opinion, dated September 17, 2015 of Sullivan & Cromwell LLP, special English counsel to the Company, the Australian Guarantor and the United Kingdom Guarantor, which are also filed as Exhibits to the Registration Statement. This opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as contained in such opinions of Sullivan & Cromwell and Sullivan & Cromwell LLP.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/s/ Anthony Austin

Anthony Austin

Managing Counsel—Legal